Exhibit 99(r)(i)

CODE OF ETHICS AND PERSONAL TRADING POLICY

August 2025

APPLIES TO:

●     Lord, Abbett & Co. LLC and its affiliates

●     Lord Abbett Distributor LLC

●     Lord Abbett Funds

Risks Addressed By This Policy

●     Client accounts are harmed due to fraudulent and/or deceptive personal trading by Employees

RELEVANT LAW AND OTHER SOURCES

●     Rule 17j-1 under the Investment Company Act

●     Rule 204A-1 under the Investment Advisers Act

●     Section 204A of the Investment Advisers Act

RELATED POLICIES AND PROCEDURES

●     Gifts and Entertainment Policy

●     Insider Trading Policy

●     Outside Business Activities Policy

●     U.S. Political Contributions and Activities Policy

I.	SCOPE

This Code of Ethics and Personal Trading Policy (the “Code”) sets forth the standards of business conduct expected of all (i) partners and employees of Lord Abbett and their Family Members (as defined in Section V); (ii) officers, directors and employees of the Lord Abbett Funds; and (iii) contractors, consultants, and any other personnel who are determined to be Access Persons and have been notified by Global Compliance that they are subject to this Code (collectively referred to as “Employees”) in connection with their personal trading transactions.

This Code is designed to:

●	reflect the fiduciary duty of Lord Abbett to its clients;
●	address compliance with the rules and regulations applicable to Lord Abbett’s business, including, but not limited to Rule 204A-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act (“Rule 17j-1”);
●	address certain regulatory, business and ethical conflicts as they relate to Employee personal trading transactions;
●	minimize the potential of a personal trading transaction that a regulatory agency would view as inconsistent with Lord Abbett’s role as a fiduciary;
●	avoid situations in which it might appear that an Employee might benefit personally at the expense of a client or a Lord Abbett Fund shareholder or take inappropriate advantage of their fiduciary position; and
●	detect and prevent the misuse of material, non-public information.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

All Employees subject to this Code are designated as “Access Persons” as that term is defined under Rule 17j-1. The Independent Directors/Trustees of the Lord Abbett Funds are subject only to the requirements of the Policy set forth in Exhibit A.

Lord Abbett, the Lord Abbett Advisers, Lord Abbett Distributor LLC and the Lord Abbett Funds have each adopted this Code to ensure that the personal trading activities of Employees are conducted in compliance with the applicable provisions of law and regulation and in a manner consistent with the firm’s responsibilities to its clients.

Certain terms used in this Code are defined in Section V.

II.	STANDARDS OF BUSINESS CONDUCT

Lord Abbett has established a Code of Business Principles that sets standards expected of all Employees and provides the framework for conducting business in a fair and ethical manner. Consistent with the Code of Business Principles, Lord Abbett and each Employee have a fiduciary duty to always act in the best interests of clients. Employees must comply with applicable legal requirements, securities laws, the Code of Business Principles, this Code and related policies and procedures.

Addressing conflicts of interest

Conflicts of interest may arise between clients, between clients and Lord Abbett, and between clients and Employees. Lord Abbett takes reasonable steps to identify and manage conflicts. It is the responsibility of each Employee to disclose to Global Compliance all material conflicts of which they are aware and to act in a manner consistent with the letter and the spirit of this Code. Conflicts or potential conflicts of interest involving an Employee’s behavior may arise through, among other activities, an Employee’s personal trading transactions, outside business activities, political contributions and activities and the exchange of gifts and business entertainment.

Outside business activities

Employees may wish to engage in business activities outside of Lord Abbett. Outside business activities are permissible, as long as the activity has been approved by the Employee’s manager and Global Compliance and does not conflict with, or appear to conflict with, their duties on behalf of Lord Abbett. Refer to the Outside Business Activities Policy for more information.

Gifts and business entertainment

Gifts and business entertainment are key components to establishing and maintaining business relationships with clients and business partners. Employees may offer, give, provide, or accept gifts or business entertainment as long as such gift or entertainment:

●	is reasonable and customary under the circumstances;
●	is not lavish in value, unique in nature, or excessive in frequency;
●	is not, and cannot be construed as, a bribe, payoff, or kickback to obtain or retain business;
●	is an appropriate reimbursable business expense (in the case of a gift or business entertainment given); and

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

●	does not violate any applicable law or regulation.

Refer to the Gifts and Entertainment Policy for more information.

Political contributions and activities

Employees wishing to participate in the political process must obtain pre-clearance for their political contributions and activities in support of candidates for political office in the U.S. Political contributions and political activities undertaken by Employees must always be lawful and consistent with Lord Abbett policies.

Employees may not:

●	coordinate or solicit third parties to make a contribution or payment to any candidate, officeholder, political party, political action committee, political organization or bond ballot campaign in the U.S.
●	do anything indirectly that, if done directly, would violate Lord Abbett policies or applicable regulation.

Refer to the U.S. Political Contributions and Activities Policy for more information.

Personal trading transactions

An Employee’s personal trading transactions may present an actual, potential or apparent conflict or other risk that could harm Lord Abbett, its clients or the shareholders in the Lord Abbett Funds. In order for Lord Abbett to identify and manage the conflicts and risks associated with Employee personal trading, Employees must disclose their personal brokerage accounts and holdings, and conduct approved personal trading transactions in accordance with the requirements of this Code.

Employees may not:

●	trade a security or instrument in their personal account if it is on the Restricted List;
●	improperly benefit personally by causing a client to act, or fail to act, in making investment decisions;
●	profit, or cause others to profit, based on their knowledge of completed or contemplated client transactions;
●	transact while aware of material, non-public information regarding the issuer, security or instrument; or
●	engage in personal trading transactions that conflict with the interests of clients, the parameters set by this Code, or the restrictions imposed by Restricted Lists.

Employees must contact Global Compliance for guidance if they believe that a perceived or actual conflict may arise under any of the activities described above or otherwise.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

III.	EMPLOYEE PERSONAL TRADING

A.	Account Disclosure and Reporting Requirements

A personal trading account subject to this Code (a “Personal Account”) is generally defined as an account that satisfies one of the following conditions:

●	the Employee or their Family Member (as defined in Section V) is a direct or Beneficial Owner of the account; OR
●	the Employee or their Family Member Controls or directs trading for another person or entity, even if they are not the Beneficial Owner of the account;

AND

the account invests in or has the ability to invest in or hold Securities (as defined in Section V).

Initial Disclosure of Existing Accounts

Employees must disclose all their Personal Accounts and the accounts of their Family Members (including Managed Accounts) maintained with any broker, dealer, investment adviser, bank or other financial institution via the Code of Ethics app. Such disclosure must take place within ten calendar days after becoming subject to the Code.

Disclosure of New Accounts

Employees may open a new Personal Account as long as the financial institution is on the Approved List and should disclose the account via the Code of Ethics app as soon as they have the account number. Employees wishing to open an account with a firm that is not on the Approved List must contact personaltrading@lordabbett.com before they open the account. Employees outside the U.S. may be permitted to maintain accounts with financial institutions that are not on the Approved List. Such Employees should contact personaltrading@lordabbett.com before they disclose their accounts in the Code of Ethics app. The current Approved List shall be posted in the Code of Ethics app.

Employees who are asked to close Personal Accounts maintained with firms that are not on the Approved List will generally have 60 days to do so.

For the avoidance of doubt, Employees are not permitted to open or maintain margin accounts.

Exceptions to the Account Reporting Requirement

The following accounts are not subject to reporting to Global Compliance and are not subject to the provisions of the Code:

●	Lord Abbett-sponsored health savings accounts; and
●	accounts that can only hold open-end mutual funds advised by a third-party (e.g., certain 529 plans).

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

B.	Holdings Disclosure

Initial Disclosure of Holdings

All Employees must disclose and certify, via Code of Ethics app, all holdings in Securities in which they have a Beneficial Interest or Control (the “Initial Holdings Report”) no later than ten calendar days after they become subject to the Code. The term “Securities” includes, but is not limited to:

●	individual equity securities, including any derivatives (e.g., options, futures) of these securities;
●	bonds, including any derivatives of these securities;
●	ETFs, including any derivatives of these securities;
●	Private Placements;
●	closed-end funds, including business development companies and interval funds; and
●	funds advised or sub-advised by a Lord Abbett Adviser.

The Initial Holdings Report must be current as of a date no more than 45 calendar days prior to the date the Employee becomes subject to the Code, and include, among other things:

●	the title, number of shares and principal amount of each security;
●	the name of the broker, dealer or bank with which the Employee maintains an account in which the Securities are held for the Employee’s direct or indirect benefit; and
●	the date the Access Person submits the Initial Holdings Report.

The following Securities and instruments are not subject to reporting:

●	bankers’ acceptances, bank certificates of deposit and commercial paper;
●	currency;
●	cryptocurrency;
●	direct obligations of the U.S. government;
●	open end mutual funds, including money market funds and UCITS advised by a third party;
●	variable insurance products that invest in third-party funds; and
●	securities held in a Managed Account.

C.	Transaction Reporting

As long as a Personal Account is maintained with a firm on the Approved List, no additional transaction reporting is required. If transactions are not feeding electronically, the Employee shall be required to upload transaction data or account statements via the Code of Ethics app on a quarterly basis.

Exceptions to the Transaction Reporting Requirements

●	Managed Accounts. A Managed Account is a securities account for which an Employee has completely relinquished decision-making authority to a professional money manager (who is not a Family Member and not otherwise subject to this Code) and over which the

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

Employee has no direct or indirect influence or Control. When disclosing Managed Accounts, Employees shall be required to provide Global Compliance with a Managed Account Certification, or its equivalent, executed by the adviser to the Managed Account.
●	Robo Adviser Accounts. Accounts held through a robo-adviser platform that invest solely in third party collective investment vehicles that are not advised by a Lord Abbett Adviser. Transactions effected in such accounts do not need to be reported. Questions on whether an account is classified as a robo-adviser should be directed to Global Compliance.

D.	Pre-Clearance Requirements

Except as noted below, Employees shall pre-clear all transactions involving Securities held in their Personal Accounts via the Code of Ethics app and must refrain from executing the transaction until they are notified that it has been approved. Approval shall be denied if an Employee is requesting to trade in a Security that is on the Restricted List.

The following transactions are exempt from the pre-clearance requirement:

●	purchases or sales effected in a Managed Account (except that investments in Private Placements in a Managed Account require pre-clearance);
●	purchases or sales of Broad-based ETFs (as defined in Section V);
●	purchases or sales of closed-end funds;
●	purchases or sales of shares of ETNs (as defined in Section V);
●	purchases or sales of shares of Lord Abbett Funds;
●	purchases or sales of money market instruments;
●	purchases or sales of unit investment trusts;
●	purchases or sales of open end mutual funds;
●	purchases or sales of U.S. government and agency securities; and
●	purchases of Securities that are made involuntarily, such as:
○	securities received pursuant to a dividend reinvestment plan;
○	securities received as part of employment compensation (except that the disposition of such Securities requires pre-clearance);
○	securities received pursuant to issuer distributions due to stock split or exercise of rights acquired as part of a pro rata distribution to all holders; or
○	securities acquired or sold pursuant to an automatic investment program in which regular purchases (or withdrawals) are made according to a predetermined schedule and allocation. For the avoidance of doubt, the initial set-up of such a program requires pre-clearance.

Pre-clearance for Private Placements

Employees must obtain pre-clearance via the Code of Ethics app when investing in a Private Placement, including purchasing limited partnership interests. When requesting pre-clearance for a new Private Placement, the Employee must provide the Private Placement offering document and complete the information requested in the Private Placement Approval Request.

An Employee who has invested in a Private Placement and who later anticipates participating in

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

an investment decision regarding the purchase or sale of securities or a financing of the issuer of that Private Placement or its affiliates on behalf of any Lord Abbett Adviser client, must immediately notify Global Compliance for further review.

Duration of Pre-clearance Approval

Pre-clearance approval is valid until the end of the second business day after the date of approval, (e.g., if approval is communicated on Monday, the Employee has until close of business on Wednesday to act on executing the trade). Pre-clearance approval for Private Placements may take additional time to review and will generally be valid for 90 calendar days. Any trades not executed within the prescribed timeframe after approval is granted must be re-submitted for approval.

Refer to Exhibit B for additional pre-clearance requirements.

E.	Special Requirements for Investment Professionals

Investment Professionals may not:

●	transact in any Security in their Personal Account if they have knowledge of client activity or potential client activity in, or have recommended, the same Security; or
●	trade in any Security seven calendar days before or seven calendar days after the same Security is traded for a client account.

If an Investment Professional obtained approval for a purchase or sale of a Security for their Personal Account, and a purchase or sale of the same Security for a client account, is effected within seven calendar days following the Investment Professional’s personal transaction, the personal transaction may be subject to a price adjustment and/or disgorgement of profits.

F.	Holding Period Requirements

Employees are prohibited from selling ETFs, closed end funds, and any Security the purchase of which was subject to pre-clearance from their Personal Account within 30 calendar days following the purchase of such Security or ETF. Lord Abbett Funds are also subject to a holding period as specified below. Refer to Exhibit B for additional information regarding the holding period.

The holding period restriction does not apply to:

●	transactions effected in a Managed Account;
●	sales of Securities made involuntarily, such as those made pursuant to an automatic withdrawal program (note: the initial set-up of such a program requires pre-clearance);
●	sales of open end mutual funds (other than Lord Abbett open end mutual funds – see below);
●	sales of U.S. Government and agency securities; or
●	sales of money market instruments.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

Holding Period for the Lord Abbett Family of Funds

Employees must comply with the provisions of the holding restrictions set forth in the prospectus for the applicable Lord Abbett Fund or Sub-Advised Fund, typically 30 calendar days. The holding restriction does not apply to shares of a Lord Abbett money market fund or the Lord Abbett Ultra Short Bond Fund.

Please note that there are two exceptions to this holding period requirement.

●	The minimum 30-day holding period does not apply to shares of a Lord Abbett Fund that are exchanged for shares of a newly-offered Lord Abbett Fund for a period of up to 90 days after the newly-offered Lord Abbett Fund first accepts investments; and

●	Regular, recurring/automatic contributions (such as in your 401(k)) are exempt from the 30-day holding period calculation.

The holding period requirements are calculated on a “first in, first out” basis. Profits realized from a violation of these restrictions will generally be disgorged to charity and violations shall nevertheless be subject to the Violations and Sanction section below.

Refer to Exhibit B for additional holding period requirements.

G.	Additional Trading Restrictions/Considerations

Employees are prohibited from:

●	Transacting in Securities for which orders have been placed by a Lord Abbett Adviser. This prohibition may not apply to purchases and sales of Securities that comply with certain specifications (e.g., a small number of shares of stocks with large market capitalizations), as may be determined from time to time by Global Compliance. For the avoidance of doubt, pre-clearance is still required, even if the transaction is within the exception parameters.
●	Engaging in personal trading that, in the discretion of the Global Chief Compliance Officer, in consultation with the Employee’s manager where appropriate, is excessive or that compromises Lord Abbett’s fiduciary duty to clients.
●	Engaging in front running.
●	Trading while in possession of material, non-public information about the issuer of the Security (see the Insider Trading Policy).
●	Purchasing securities in an initial public offering.
●	Participating in an investment club.
●	Participating in an initial coin offering.
●	Transacting in Securities on a Restricted List.
●	Wagering or betting related to individual securities or financial indices or instruments. Furthermore, establishing an account with or engaging in activity on a prediction market is prohibited.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

Limit Orders

Limit orders are discouraged in light of the fact that pre-clearance approval is valid for two business days after the day it was granted. Employees are encouraged to use “day” limit orders.

Stock Options

The following rules apply to stock options received or exercised by an Employee’s spouse or domestic partner who is a director or employee of, or a consultant to, a company providing such options:

Pre-approval and Reporting Required	Preapproval and Reporting Not Required
Sale of underlying securities in connection with “cashless” exercise of options by spouse/ domestic partner	Receipt of options by spouse/domestic partner
Sale of underlying securities after initial “cash exercise” of options by spouse/domestic partner	Exercise of options without sale of underlying securities by spouse/domestic partner

H.	Certification Requirements

Employees must attest to receipt and understanding of the Code:

●	upon becoming subject to it;
●	on an annual basis; and
●	whenever material amendments to the Code are made.

Quarterly Certification Requirements

Within 30 days after the end of each calendar quarter, Employees shall certify that all transactions effected in Securities during the quarter in their accounts have been recorded accurately in the Code of Ethics app.

Annual Certification Requirements

Employees must certify annually, that, among other things, their securities accounts, holdings and transactions are accurately disclosed. This requirement does not apply to Managed Accounts. Employees with Managed Accounts shall provide a separate certification.

I.	Administration

In General

Global Compliance shall be responsible for administering and monitoring Employee adherence to the Code, including reviewing disclosures, providing training and identifying violations. From time to time, situations may arise with respect to certain provisions of this Code that require interpretation. Employees may contact personaltrading@lordabbett.com for clarification regarding the applicability, meaning or administration of this Code, in advance of any contemplated transaction and should not proceed until they receive a response.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

Material Changes

Material changes to the Code shall be approved by the Standards & Practices Committee, which shall also serve as a point of escalation for matters relating to the Code. Material changes to the Code shall also be approved by the board of trustees/directors of each Lord Abbett Fund, including a majority of the Independent Trustees/Directors. Approval of any material change to the Code by the board of trustees/directors of the Lord Abbett Funds shall be obtained within six months after the change is implemented.

CCO Reporting

At least annually, the Chief Compliance Officer of the Lord Abbett Funds shall provide:

●	a report to the boards of trustees/directors of each Lord Abbett Fund that describes any issues arising under the Code, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and
●	a certification that the Lord Abbett Funds and Lord Abbett have each adopted procedures reasonably designed to prevent Employees from violating the Code.

Recordkeeping

Records shall be retained in accordance with the requirements of Rule 17j-1(f) under the Investment Company Act.

J.	Violations and Sanctions

Violations are taken seriously and may result in sanctions or other consequences, including one or more of the following:

●	a letter of education;
●	disgorgement of profit;
●	a suspension of trading privileges;
●	termination of employment; or
●	any other sanction as may be determined by Global Compliance.

Employees are required to self-report to Global Compliance if they believe they have violated the Code.

Global Compliance applies a rolling two-year look-back period when tracking violations of the Code. All violations of the Code shall be reported to the boards of trustees/directors of the Lord Abbett Funds and any other applicable board or client, upon request.

IV.	EXCEPTIONS

Exceptions to the Code may be granted in the discretion of the Global Chief Compliance Officer. All exceptions will be considered on a case-by-case basis once it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with the interests of clients.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

V.	DEFINED TERMS

Access Persons means:

●	Any partner or employee (including a contingent worker, contractor, consultant, or any other personnel who has access to client trading information or been notified by Global Compliance that they are subject to this Code) of Lord Abbett, the Lord Abbett Funds (except the Independent Directors/Trustees of the Lord Abbett Funds);
●	Any person employed by Lord Abbett who, in connection with their regular functions or duties:
○	makes, participates in, obtains or has access to non-public information regarding the purchase or sale of securities or instruments by any Lord Abbett Adviser client;
○	has access to non-public information regarding the holdings of any Lord Abbett Adviser client or of any issuer of such securities or instruments; or
○	makes recommendations with respect to the purchases or sales of securities for a Lord Abbett Adviser client; or
●	Any other person classified as such by Global Compliance.

Approved List means a financial institution that agrees to provide Global Compliance with an automated data feed of the transactions effected in an Employee’s personal securities account. The Approved List will be available to Employees in the Code of Ethics app.

Beneficial Owner means an individual with the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any economic interest or profit derived from ownership of or a transaction in a security. An Employee may be deemed to be the Beneficial Owner of securities belonging to others and not registered in their name. The SEC will presume that a person Beneficially Owns securities held by a Family Member who shares their household or securities held by a trust of which the individual is a beneficiary or a trustee with investment Control. An Employee is not considered to be the Beneficial Owner of a 401(k) account, individual retirement account or a transfer upon death account of a Family Member for which they are solely a named beneficiary, assuming the Employee does not reside with the Family Member and does not have the ability to Control and/or direct transactions in such account.

Broad-based ETF means an exchange traded fund that is not a Narrow ETF (see definition below).

Control means the power to exercise a controlling influence over the management or policies of a company. Ownership of more than 25% of a company’s outstanding voting securities is presumed to give the holder thereof Control over the company.

Employee means any person who is a partner or employee (or Family Member of a partner or employee) of Lord Abbett; or an officer, director or employee of the Lord Abbett Funds; or a contractor, consultant, or any other person who has been deemed to be an Access Person and been notified by Global Compliance that they are subject to this Code. For the avoidance of doubt, the term “Employee” also includes those interns who are determined to be Access Persons.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

ETF means an exchange-traded fund.

ETN means an exchange-traded note.

Family Member means the Employee’s spouse, domestic partner, parent, stepparent, child, stepchild, sibling, grandparent, grandchild, or in-law (including mother, father, sister, brother, daughter or son) as well as adoptive relationships sharing the same household as the Employee. For the avoidance of doubt, this definition includes children who reside in the Employee’s home while not attending college but does not include an Employee’s adult children who no longer share the Employee’s home.

Independent Directors/Trustees means those directors/trustees of the Lord Abbett Funds who are not deemed to be “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act) of Lord, Abbett & Co. LLC or the Lord Abbett Funds.

Investment Advisers Act means the U.S. Investment Advisers Act of 1940, as amended.

Investment Company Act means the U.S. Investment Company Act of 1940, as amended.

Investment Professional means an Employee who is also:

●	a portfolio manager;
●	a securities analyst or trader who provides information and advice to a portfolio manager or who assists in the execution of a portfolio manager’s investment decisions;
●	any other person who, in connection with their duties, makes or participates in making recommendations regarding the purchase or sale of securities in a client account;
●	any Employee who works directly with a portfolio manager or in the same department as the portfolio manager and is likely to be exposed to sensitive information relating to the accounts for which that portfolio manager has responsibility; or
●	any Employee who has been notified by Global Compliance that, for purposes of this Policy, they have been designated as an Investment Professional due to the nature of the Employee’s duties and functions.

Lord Abbett means Lord, Abbett & Co. LLC, an investment adviser registered with the SEC, and its affiliates, including the Lord Abbett Advisers and Lord Abbett Distributor LLC.

Lord Abbett Advisers means Lord, Abbett & Co. LLC and its advisory affiliates.

Lord Abbett Funds means collectively, (i) the family of open end mutual funds registered with the SEC and advised by a Lord Abbett Adviser and (ii) the family of funds consisting of: (a) closed-end investment companies that have elected to be regulated as business development companies under the Investment Company Act and advised by a Lord Abbett Adviser, and (b) the closed-end interval funds registered under the Investment Company Act and advised by a Lord Abbett Adviser.

Managed Account means a Personal Account that meets the following requirements:

●	The Employee has no direct or indirect influence or control over purchase or sale

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

decisions.
●	The Employee has delegated all investment discretion to an independent third party or fiduciary.
●	The Employee does not share or retain any discretion over purchase and sale decisions for the account:
○	the Employee does not suggest purchases or sales of investments to the third party or fiduciary;
○	the Employee does not direct purchases or sales of investments.
○	the Employee does not consult with the fiduciary or third party regarding the particular allocation of investments in the account.

Managed Account Certification means the document executed by the adviser to a Managed Account that generally states that:

●	the Employee has no investment discretion/decision-making over the account;
●	the adviser has not consulted with the Employee as to the allocation of specific securities to be made in the account
●	the Employee does not have the ability, directly or indirectly, to influence or control the adviser.

Narrow ETF means an exchange traded fund that: (i) has 20 or fewer holdings; or (ii) is concentrated in a specific sector or industry (e.g., energy, healthcare, financial services).

Private Placement means an offering of securities (e.g., hedge fund, private equity fund, venture capital fund) that is exempt from registration by a regulatory authority and sold through a private offering. For the avoidance of doubt, investments made: (i) in a small business sourced through family, friends or any referral source; and (ii) through a crowdfunding site that matches entrepreneurs with investors through which investors receive an equity stake in the business, are considered Private Placements.

Restricted List means the list of issuers maintained by Global Compliance for which Lord Abbett or an Employee may be in possession of material, non-public information.

SEC means the U.S. Securities and Exchange Commission.

Security means, except as noted below:

●	generally, any investment, instrument, asset or holding, whether publicly or privately traded, any ETF, ETN or closed end fund and any option, future, forward contract, listed depositary receipt (e.g., American Depositary Receipts, American Depositary Shares, Global Depositary Receipts) or any other obligation involving securities, a commodity, or an index thereof, including an instrument whose value is derived thereof (“derivative”);
●	funds advised by a Lord Abbett Adviser; and
●	Sub-Advised Funds.

The term Security does not include:

●	shares of a registered open-end mutual fund, shares of a money market fund that holds

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

itself out as a money market fund under Rule 2a-7 of the Investment Company Act, or shares of a unit investment trust that invests exclusively in registered open-end investment companies;
●	securities issued by the U.S. government, its agencies, instrumentalities and government sponsored enterprises;
●	bankers’ acceptances, bank certificates of deposit, commercial paper, short-term debt instruments (including repurchase agreements) provided such debt instruments have a maturity at the date of issuance of less than 366 calendar days;
●	insurance contracts, including life insurance or annuity contracts;
●	cryptocurrency;
●	direct investments in real estate, private franchises or similar ventures; and
●	physical commodities (including foreign currencies)

Sub-Advised Fund means a mutual fund sponsored by a third party and advised or sub-advised by a Lord Abbett Adviser.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

EXHIBIT A

CODE OF ETHICS AND PERSONAL TRADING POLICY

Provisions Applicable to Independent Directors/Trustees of the Lord Abbett Funds

The Independent Directors/Trustees of the Lord Abbett Funds (the “Independent Board Members”) are not subject to the Code except to the extent set forth below.

In General

The Lord Abbett Advisers make every effort to ensure that the Independent Board Members do not receive information that will subject their personal securities transactions to the requirements of the Code; therefore, Independent Board Members generally are not required to obtain pre-clearance to purchase or sell Securities, or to submit holdings and transaction reports.

However, no Independent Board Member shall in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by one of the Lord Abbett Funds:

●	employ any device, scheme or artifice to defraud a Fund;
●	make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
●	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
●	engage in any manipulative practice with respect to the Fund.

Quarterly Transaction Reporting Requirement

Independent Board Members are required to submit a quarterly transaction report to Global Compliance (personaltrading@lordabbett.com) when they know or reasonably should have known at the time of a transaction in a particular Security that a Lord Abbett Fund was transacting or considering a transaction in that Security during the 15-day period immediately before or after the date of the transaction by the Lord Abbett Fund. If the Independent Board Member enters into that transaction, they must report all securities transactions effected during the quarter for their Personal Account or for any account that would be in scope under the Code in the manner required by Rule 17j-1(d)(ii).

Other Board Positions

Prior to becoming a director of any public company, Independent Board Members must inform the Legal Department to discuss whether accepting such appointment will create any conflict of interest or other issues.

Annual Certifications

Independent Board Members are required to annually certify to their compliance with Exhibit A to the Code.

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

EXHIBIT B

PRE-CLEARANCE/REPORTING/30-DAY HOLD MATRIX

	Pre-Clearance Required?	Reporting Required?	Subject to 30 Day Hold?
Stocks/Bonds/Derivatives
Equity securities (common and preferred stock)	Yes	Yes	Yes
American Depositary Receipts	Yes	Yes	Yes
Fixed income securities	Yes	Yes	Yes
Corporate and municipal bonds	Yes	Yes	Yes
Convertible bonds	Yes	Yes	Yes
High yield bonds	Yes	Yes	Yes
Foreign government issued securities	Yes	Yes	Yes
Disposition of securities acquired through employee compensation	Yes	Yes	N/A
Acquisition of securities through employee compensation	No	Yes	No
Exchange traded notes	No	Yes	No
Stock dividends and dividend reinvestment plans	No	Yes	No
U.S. Government obligations (e.g., Treasuries)	No	No	No
Money market instruments	No	No	No
IPOs and secondaries	Prohibited
Funds/Collective Investment Products
Funds advised by a Lord Abbett Adviser
Closed end funds (including interval funds and business development companies)	No	Yes	Yes
Private placements (subsequent capital calls do not require pre-clearance)	Yes	Yes	Yes
Mutual funds (open end)	No	Yes	Yes
UCITS	No	Yes	No
Funds advised by a third party
Narrow ETFs (see Section V)	Yes	Yes	Yes
Broad-based ETFs (see Section V)	No	Yes	Yes
Levered or inverse ETFs	Prohibited
Closed end funds (including interval funds and business development companies)	No	Yes	Yes
Mutual funds (open-end) and CITs	No	No	No
Private Placements (initial investment)	Yes	Yes	Yes
Private Placement (subsequent capital calls)	No	No	N/A
Unit Investment Trusts	No	Yes	No

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.

CODE OF ETHICS AND PERSONAL TRADING POLICY

	Pre-Clearance Required?	Reporting Required?	30 Day Hold?
Options and Futures
Futures or exchange-traded call or put options on currencies, commodities or other than Narrow ETFs	Yes	Yes	Yes
Futures or exchange-traded call or put options on equity or fixed income securities	Yes	Yes	Yes
Writing covered options on Broad-based ETFs	Yes	Yes	Yes
Writing covered options on Narrow ETFs	Yes	Yes	Yes
Writing uncovered (naked) options on Broad-based and Narrow ETFs	PROHIBITED
Writing options on equity	PROHIBITED
Writing options on levered/inverse ETFs	PROHIBITED
Other Securities/Transactions
Commercial paper and similar instruments (bankers’ acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements)	No	No	No
Currency	No	No	No
Cryptocurrency	No	No	No
Securities acquired through an automatic investment plan (initial purchase)	Yes	Yes	Yes
Securities acquired through an automatic investment plan (subsequent investments)	No	Yes	N/A
Securities received via bankruptcy/insolvency/involuntary corporate action	No	Yes	No
Short-sales or purchases on margin	PROHIBITED
Initial coin offerings	PROHIBITED
Securities connected to activity prohibited by federal law	PROHIBITED
Securities an Employee is aware are trading/being considered for clients	PROHIBITED

This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett Global Compliance.